UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street, Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676
(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On November 7, 2012, Angiotech Pharmaceuticals, Inc. (“Angiotech”) reached a mediated settlement in principle on the termination payments to be made to Dr. William L. Hunter, the former President and Chief Executive Officer of Angiotech. Dr. Hunter’s employment ceased with Angiotech effective October 17, 2011. Pursuant to the terms of the Settlement Agreement dated November 14, 2012 (the “Settlement Agreement”), Dr. Hunter received a cash settlement of $6.5 million, inclusive of legal costs, (the “Settlement Amount”) for the full and final settlement of all claims. Without further consideration, Dr. Hunter surrendered all equity awards granted to him under Angiotech’s stock incentive plan and all such awards area and will be deemed to be forfeited, terminated and cancelled and of no further force and effect. Dr. Hunter and Angiotech each executed a mutual release in connection with entering into the Settlement Agreement. This Settlement Amount had been fully accrued for as at September 30, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIOTECH PHARMACEUTICALS, INC.
(Registrant)

Date: November 14, 2012	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Executive Officer

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